EXHIBIT 4(ii)(h)
                            364-DAY CREDIT AGREEMENT


                           Dated as of August 4, 1997


                                     among


                      UNITED DOMINION REALTY TRUST, INC.,
                                  as Borrower,


                          UNITED DOMINION REALTY, L.P.
         and Certain Other Subsidiaries and Affiliates of the Borrower,
                                 as Guarantors,


                            THE LENDERS NAMED HEREIN


                                      AND


                               NATIONSBANK, N.A.,
                            as Administrative Agent


                                      and

                           FIRST UNION NATIONAL BANK,
                                  as Co-Agent

                               TABLE OF CONTENTS


SECTION 1 DEFINITIONS  ..........................................................................................1
         1.1 Definitions.........................................................................................1
         1.2 Computation of Time Periods........................................................................19
         1.3 Accounting Terms...................................................................................19

SECTION 2 CREDIT FACILITIES ....................................................................................19
         2.1 Revolving Loans....................................................................................19

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES........................................................21
         3.1 Default Rate.......................................................................................21
         3.2 Extension and Conversion...........................................................................21
         3.3 Prepayments........................................................................................22
         3.4 Termination and Reduction of Commitments...........................................................22
         3.5 Fees...............................................................................................22
         3.6 Capital Adequacy...................................................................................23
         3.7 Inability To Determine Interest Rate...............................................................23
         3.8 Illegality.........................................................................................23
         3.9 Requirements of Law................................................................................24
         3.10 Taxes.............................................................................................25
         3.11 Indemnity.........................................................................................27
         3.12 Pro Rata Treatment................................................................................27
         3.13 Sharing of Payments...............................................................................28
         3.14 Payments, Computations, Etc.......................................................................29
         3.15 Evidence of Debt..................................................................................30

SECTION 4 GUARANTY .............................................................................................31
         4.1 The Guarantee......................................................................................31
         4.2 Obligations Unconditional..........................................................................31
         4.3 Reinstatement......................................................................................32
         4.4 Certain Additional Waivers.........................................................................32
         4.5 Remedies...........................................................................................33
         4.6 Rights of Contribution.............................................................................33
         4.7 Continuing Guarantee...............................................................................33

SECTION 5 CONDITIONS ...........................................................................................34
         5.1 Conditions to Closing..............................................................................34
         5.2 Conditions to All Extensions of Credit.............................................................35

SECTION 6 REPRESENTATIONS AND WARRANTIES........................................................................36
         6.1 Financial Condition................................................................................36
         6.2 No Material Adverse Changes........................................................................36
         6.3 Organization; Existence; Compliance with Law.......................................................36
         6.4 Power; Authorization; Enforceable Obligations......................................................37
         6.5 No Legal Bar.......................................................................................37
         6.6 No Material Litigation.............................................................................37
         6.7 No Default.........................................................................................38
         6.8 Ownership of Property; Liens.......................................................................38
         6.9 Taxes..............................................................................................38
         6.10 ERISA.............................................................................................38
         6.11 Governmental Regulations, Etc.....................................................................39
         6.12 Subsidiaries......................................................................................40
         6.13 Purpose of Extensions of Credit...................................................................40
         6.14 Environmental Matters.............................................................................40




                                       i


SECTION 7 AFFIRMATIVE COVENANTS.................................................................................41
         7.1 Financial Statements...............................................................................41
         7.2 Certificates; Other Information....................................................................42
         7.3 Notices............................................................................................43
         7.4 Payment of Obligations.............................................................................44
         7.5 Conduct of Business and Maintenance of Existence...................................................44
         7.6 Maintenance of Property; Insurance.................................................................45
         7.7 Inspection of Property; Books and Records; Discussions.............................................45
         7.8 Environmental Laws.................................................................................45
         7.9 Financial Covenants................................................................................46
         7.10 Agency Fees.......................................................................................46
         7.11 Additional Guaranties and Stock Pledges...........................................................47
         7.12 Ownership of Subsidiaries.........................................................................47
         7.13 Use of Proceeds...................................................................................47

SECTION 8 NEGATIVE COVENANTS ...................................................................................47
         8.1 Limitations on Debt................................................................................47
         8.2 Restriction on Liens...............................................................................48
         8.3 Consolidations, Mergers and Sales of Assets........................................................48
         8.4 Loans and Investments..............................................................................50
         8.5 Transactions with Affiliates.......................................................................50
         8.6 Transactions with Other Persons regarding this Agreement...........................................50
         8.7 Limitation on Certain Restrictions on Subsidiaries.................................................50

SECTION 9 EVENTS OF DEFAULT.....................................................................................51
         9.1 Events of Default..................................................................................51
         9.2 Acceleration; Remedies.............................................................................53

SECTION 10 AGENCY PROVISIONS................................................................................... 54
         10.1 Appointment.......................................................................................54
         10.2 Delegation of Duties..............................................................................54
         10.3 Exculpatory Provisions............................................................................54
         10.4 Reliance on Communications........................................................................55
         10.5 Notice of Default.................................................................................55
         10.6 Non-Reliance on Administrative Agent and Other Lenders............................................56
         10.7 Indemnification...................................................................................56
         10.8 Administrative Agent in its Individual Capacity...................................................57
         10.9 Successor Administrative Agent....................................................................57



                                       ii




SECTION 11 MISCELLANEOUS .......................................................................................57
         11.1 Notices...........................................................................................57
         11.2 Right of Set-Off..................................................................................59
         11.3 Benefit of Agreement..............................................................................59
         11.4 No Waiver; Remedies Cumulative....................................................................61
         11.5 Payment of Expenses, etc..........................................................................62
         11.6 Amendments, Waivers and Consents..................................................................62
         11.7 Counterparts......................................................................................63
         11.8 Headings..........................................................................................63
         11.9 Survival..........................................................................................64
         11.10 Governing Law; Submission to Jurisdiction; Venue.................................................64
         11.11 Severability.....................................................................................64
         11.12 Entirety.........................................................................................65
         11.13 Binding Effect; Termination......................................................................65
         11.14 Source of Funds..................................................................................65
         11.15 Conflict.........................................................................................66




                                    SCHEDULES


Schedule 2.1(a)............         Schedule of Lenders and Commitments
Schedule 2.1(b)(i).........         Form of Notice of Borrowing
Schedule 2.1(e)............         Form of Revolving Note
Schedule 3.2...............         Form of Notice of Extension/Conversion
Schedule 5.1(e)(v).........         Officer's Certificate
Schedule 6.3...............         Qualifications Concerning Organization, Existence and Compliance  with Law
Schedule 6.12..............         Subsidiaries
Schedule 7.2(b)............         Form of Officer's Compliance Certificate
Schedule 7.11..............         Form of Joinder Agreement
Schedule 8.7...............         REMICs and Other Special Subsidiaries
Schedule 11.1..............         Schedule of Lender's Addresses
Schedule 11.3(b)...........         Form of Assignment and Acceptance

                                    364-DAY
                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT dated as of August 4, 1997 (the "Credit Agreement"), is by and among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation (the "Borrower"), UNITED DOMINION REALTY, L.P., a Virginia limited partnership and the other subsidiaries and affiliates identified on the signature pages hereto and such other subsidiaries and affiliates as may from time to time become Guarantors hereunder in accordance with the provisions hereof (the "Guarantors"), the lenders named herein and such other lenders as may become a party hereto (the "Lenders"), NATIONSBANK, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") and FIRST UNION NATIONAL BANK, as Co-Agent.

                              W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide a $50 million credit facility for the purposes hereinafter set forth;

         WHEREAS, the Borrower intends to use the credit facility in part to make loans and transfers to certain of its Subsidiaries and Affiliates, including the Guarantors;

         WHEREAS, the Guarantors acknowledge that establishment of the credit facility inures to the mutual benefit of the Borrower and the Guarantors;

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW,  THEREFORE,  IN  CONSIDERATION  of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                                  DEFINITIONS

         1.1      Definitions.

                  As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

                  "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Administrative Agent's Fee Letter" means that certain letter agreement, dated as of April 1, 1997, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agency Services Address" means NationsBank, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255,
         Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

                  "Aggregate Revolving Committed Amount" means the aggregate amount of Revolving Commitments in effect from time to time, being initially FIFTY MILLION DOLLARS ($50,000,000).

                  "Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable rating for the Borrower's senior unsecured (non-credit enhanced) long term debt then in effect, it being understood that the Applicable Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurodollar Loans shall be the percentage set forth under the column "Eurodollar Margin", and (iii) the Facility Fee shall be the percentage set forth under the column "Facility Fee":


               Pricing            S&P             Moody's                              Base Rate
                Level           Rating            Rating         Eurodollar Margin      Margin     Facility Fee

                  I           A- or above       A3 or above           0.4000%             0%          0.1000%
                 II              BBB+              Baa1               0.4750%             0%          0.1250%
                 III              BBB              Baa2               0.5500%             0%          0.1500%
                 IV              BBB-              Baa3               0.6125%             0%          0.1875%
                  V           below BBB-        below Baa3            0.8750%             0%          0.3750%
                              or unrated        or unrated


         The numerical classification set forth under the column "Pricing Level" shall be established based on the better of ratings by S&P and Moody's for the Borrower's senior unsecured (non-credit enhanced) long term debt. The Applicable Percentage shall be determined and adjusted on the date five (5) Business Days after each change in debt rating. Adjustments in the Applicable Percentage shall be effective as to all Loans, existing and prospective, from the date of adjustment. The Administrative Agent shall promptly notify the Lenders of changes in the Applicable Percentage. Adjustments in the Applicable Percentage shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

                  "Attributable Debt" means, in connection with any Sale-Leaseback Transaction occurring subsequent to the Closing Date, the lesser of (i) the present value, discounted according to GAAP at the debt rate implicit in the related lease, of the obligation of the lessee for rental payments over the remaining term of such lease(including any period for which such lease has been extended or may, at the option of the lessor be extended) and (ii) the fair market value of the assets subject to such Sale-Leaseback Transaction.

                  "Attributed  Principal Amount" means, on any day, with respect to any Securitization Transaction entered into by any member of the Consolidated Group, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Securitization Transaction, minus the aggregate amount received by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Securitization Transaction.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of ninety (90) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-2 (and not lower than A-3) or the equivalent thereof or from Moody's is at least P-2 (and not lower than P-3) or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated at least A-2 (and not lower than A-3) or the equivalent thereof by S&P or at least P-2 (and not lower than P-3) or the equivalent by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated A- (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Borrower Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f).

                  "Change  of  Control"  means  the  occurrence  of  any  of the following events: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, voting stock of the Borrower (or other securities convertible into such voting stock) representing 35% or more of the combined voting power of all voting stock of the Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitment" means the Revolving Commitment.

                  "Commitment Percentage" means the Revolving Commitment Percentage.

                  "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

                  "Consolidated Adjusted Capitalization" means at any date the sum of (i) Consolidated Funded Debt plus (ii) Consolidated Adjusted Tangible Net Worth.

                  "Consolidated Adjusted Tangible Net Worth" means at any date

                           (i) the sum of (A) the consolidated shareholders' equity of the Consolidated Group plus (B) accumulated depreciation of real estate owned to the extent reflected in the then book value of the Consolidated Assets minus, without duplication,

                           (ii) the sum of (A) the Intangible Assets of the Consolidated Group plus (B) all Restricted Investments (valued at the then book value thereof) of the Consolidated Group plus (C) Minority Interests.

                  "Consolidated Assets" means the assets of the members of the Consolidated Group determined in accordance with GAAP on a consolidated basis.

                  "Consolidated   Attributable  Debt"  means  at  any  date  the
         Attributable   Debt  of  the  Consolidated   Group,   determined  on  a
         consolidated basis.

                  "Consolidated EBITDA" means for any period for the Consolidated Group, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other income taxes plus depreciation, amortization and other non-cash charges, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding in any event gains and losses on Investments and extraordinary gains and losses, and taxes on such excluded gains and tax deductions or credits on account of such excluded losses. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Consolidated Funded Debt" means total Funded Debt of the Consolidated Group on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

                  "Consolidated Group" means the Borrower and its consolidated Subsidiaries, as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium, the interest component under capital leases and the implied interest component under Securitization Transactions, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Mortgage Debt" means at any date the Mortgage Debt of the Consolidated Group, determined on a consolidated basis.

                  "Consolidated Net Income" means for any period, the net income of the Consolidated Group on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Net Operating Income from Unencumbered Realty" means for any period, earnings before deduction of interest, income taxes, depreciation and amortization and before deduction of general and administrative expenses and overhead, relating to Consolidated Unencumbered Realty of the Consolidated Group on a consolidated basis determined in accordance with GAAP on a consistent basis. The applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Net Worth" means total stockholders' equity for the Consolidated Group on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

                  "Consolidated Priority Claims" means at any date the sum (without duplication) of (i) Consolidated Mortgage Debt plus (ii) Consolidated Attributable Debt plus (iii) Consolidated Subsidiary Debt plus (iv) all preferred stock of Subsidiaries not owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries, valued at the higher of the voluntary or involuntary liquidation preference thereof.

                  "Consolidated Senior Fixed Charges" means, as of the last day of each fiscal quarter for the Consolidated Group, the sum of the cash portion of Consolidated Interest Expense paid on or in respect of Consolidated Senior Funded Debt in the period of four consecutive fiscal quarters ending on such day plus scheduled maturities of Consolidated Senior Funded Debt (excluding the amount by which a final installment exceeds the next preceding principal installment thereon) in the period of four consecutive fiscal quarters ending on such day.

                  "Consolidated Senior Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA to Consolidated Senior Fixed Charges.

                  "Consolidated Senior Funded Debt" means Consolidated Funded Debt (determined without including Subordinated Funded Debt).

                  "Consolidated Subsidiary Debt" means at any date all Debt of Subsidiaries (exclusive of Debt owed to the Borrower), determined on a consolidated basis.

                  "Consolidated Total Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA to Consolidated Total Fixed Charges.

                  "Consolidated Total Fixed Charges" means, as of the last day of each fiscal quarter for the Consolidated Group, the sum of the cash portion of Consolidated Interest Expense paid in the period of four consecutive fiscal quarters ending on such day plus scheduled maturities of Consolidated Funded Debt (excluding the amount by which a final installment exceeds the next preceding principal installment thereon) in the period of four consecutive fiscal quarters ending on such day.

                  "Consolidated Total Realty" means, for the Consolidated Group on a consolidated basis, the undepreciated cost of all Realty, whether improved or not.

                  "Consolidated Unencumbered Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated Net Operating Income from Consolidated Unencumbered Realty to (ii) Consolidated Interest Expense relating to Consolidated Unsecured Debt.

                  "Consolidated Unencumbered Realty" means, for the Consolidated Group on a consolidated basis, all Realty which is not encumbered by Lien securing Funded Debt.

                  "Consolidated  Unimproved  Realty" means, for the Consolidated
         Group on a consolidated basis, the undepreciated cost of all raw unimproved land held for current or future development. For purposes hereof, property under development where construction and development is in progress shall not be considered to be unimproved to the extent that completed buildings are available for rent and are at least 75% leased. In such case, the undepreciated cost of the completed building(s) together with a proportionate cost of the related land and land improvements shall be considered as improved for purposes hereof.

                  "Consolidated Unsecured Debt" means, for the Consolidated Group on a consolidated basis, all unsecured Consolidated Funded Debt.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, each Joinder Agreement, the Administrative Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Party" means any of the Borrower and the Guarantors.

                  "Debt" of any Person means at any date,  without  duplication,
         (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all obligations of such Person to reimburse any bank or other person in respect of amounts payable under a letter of credit or similar instrument (being the amount available to be drawn thereunder, whether or not then drawn),
         (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person,
         (viii) all obligations of others Guaranteed by such Person, (ix) all obligations which in accordance with GAAP would be shown as liabilities on a balance sheet of such Person, (x) the Attributed Principal Amount under any Securitization Transaction and (xi) all obligations of such Person owing under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease in accordance with GAAP. Debt of any Person shall include Debt of any partnership or joint venture in such Person is a general partner or joint venturer to the extent of recourse to such Person for payment thereof.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar proceeding.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Credit Party" means any Credit Party which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Domestic   Subsidiary"   means   any   Subsidiary   which  is
         incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "Equity Transaction" means, with respect to any member of the Consolidated Group, any issuance of shares of its capital stock or other equity interest, other than an issuance (i) to a member of the Consolidated Group or (ii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
         (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


                    Eurodollar Rate  =          Interbank Offered Rate
                                            --------------------------------
                                            1 - Eurodollar Reserve Percentage


                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means such term as defined in Section 9.1.

                  "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender.

                  "Facility  Fee"  shall  have the  meaning  given  such term in
         Section 3.5(a).

                  "Fees" means all fees payable pursuant to Section 3.5.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  "Foreign Credit Party" means a Credit Party which is not a Domestic Credit Party.

                  "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

                  "Funded Debt" means at any date, with respect to any Person, without duplication, all Debt of such Person.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3 hereof.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee" by any Person, means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranteed Obligations" means, as to each Guarantor, without duplication, all obligations of the Borrower to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or the Credit Documents relating to the Obligations hereunder (including interest accruing after a Bankruptcy Event, regardless of whether such interest is allowed as a claim under the Bankruptcy Code).

                  "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto, and each other Person which may hereafter become a Guarantor by execution of a Joinder Agreement, together with their successors and permitted assigns.

                  "Intangible Assets" of any Person means at any date the amount of (i) all write-ups (other than write-ups resulting from write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by such Person and (ii) all unamortized debt discount and expense, unamortized deferred charges, capitalized start-up costs, goodwill, patents, licenses, trademarks, trade names, copyrights, organization or developmental expenses, covenants not to compete and other intangible items.

                  "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Termination Date, and in addition where the applicable Interest Period is more than three months, then also the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

                  "Interest Period" means as to any Eurodollar Loan, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except where the next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "Invested Amount" shall have the meaning given such term in the definition of Attributed Principal Amount.

                  "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.11 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.11.

                  "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and their successors and assigns.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" or "Loans" means the Revolving Loans.

                  "Material  Adverse Effect" means a material  adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents to which they are parties or (iii) the rights and remedies of the Lenders or the Borrower under the Credit Documents.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more Wholly-Owned Subsidiaries. Minority Interests constituting preferred stock shall be valued at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing common stock at the book value of the capitalized surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such Borrower in the business of rating securities.

                  "Mortgage Debt" of any Person means at any date the aggregate principal amount of all Debt of such Person secured by a Lien on any real property owned or leased by it.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

                  "NationsBank" means NationsBank, N.A. and its successors.

                  "Non-Excluded Taxes" means such term as is defined in Section 3.10.

                  "Note" or "Notes" means any Revolving Note.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

                  "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

                  "Operating Partnership" means United Dominion Realty, L.P., together with any permitted successors and assigns.

                  "Participation Interest" means the purchase by a Lender of a participation in Loans as provided in Section 3.13.

                  "PBGC"  means  the  Pension   Benefit   Guaranty   Corporation
         established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) Investments consisting of stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iii) acquisitions permitted by Section 8.3; (iv) Investments by a member of the Consolidated Group or an Affiliate of a member of the Consolidated Group in connection with a Permitted
         Securitization Transaction; (v) Investments by a member of the Consolidated Group in and to a Credit Party; and (vi) additional
         Investments  of a type not  contemplated  by the  foregoing  clauses in aggregate amount outstanding, not to exceed the greater of (A) $25,000,000 or (B) one percent (1%) of Consolidated Adjusted Capitalization.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

                  "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent and the Lenders have received the officer's certificate in accordance with the provisions of Section 7.2(b). As used herein, "transaction" means and includes (i) any corporate merger or consolidation as referred to in Section 8.3(a), and
         (ii) any acquisition of capital stock or securities or any purchase, lease or other acquisition of property as referred to in Section 8.3(c).

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Realty" means all real property and interests therein, together with all improvements thereon.

                  "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale or financing by a member of the Consolidated Group or merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

                  "Receivables Financier" means, in connection with a Securitization Transaction, the Person which provides financing for such transaction whether by purchase, loan or otherwise in respect of Receivables.

                  "Register" shall have the meaning given such term in Section 11.3(c).

                  "Regulation G, T, U, or X" means Regulation G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                  "Reportable  Event"  means  any of the  events  set  forth  in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Lenders" means Lenders having, at the time of determination thereof, more than fifty percent (50%) of the
         Commitments, or if the Commitments have been terminated, Lenders having, at the time of determination thereof, more than fifty percent (50%) of the aggregate principal amount of the Loans outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that the Commitments of, and outstanding principal amount of Loans (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

                  "Responsible Officer" means the Chief Financial Officer, the Controller or the Treasurer.

                  "Restricted Investments" means Investments, including loans and advances, other than Permitted Investments.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender's
         Revolving Commitment as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

                  "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a decimal) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentages are set out on Schedule 2.1(a).

                  "Revolving Committed Amount" means, collectively, the aggregate amount of all of the Revolving Commitments as referenced in
         Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a).

                  "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Schedule 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Sale-Leaseback Transaction" means any arrangement with any Person (other than the Borrower or a Wholly-Owned Subsidiary or the Operating Partnership) providing for the leasing by the Borrower or any Subsidiary (as tenant) of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  "Securitization Subsidiary" shall have the meaning provided in the definition of "Securitization Transaction".

                  "Securitization Transaction" means any financing transaction or series of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to (i) a Subsidiary or affiliate (a "Securitization Subsidiary"), or
         (ii) any other Person, or may grant a security interest in, any Receivables or interests therein secured by merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subordinated Debt" means any Debt which by its terms is specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions satisfactory to the Required Lenders.

                  "Subordinated Funded Debt" means at any date all unsecured Funded Debt (i) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or otherwise) prior to the payment in full of the Loans hereunder and (ii) the payment of the principal of and interest on which, and any other obligations to the holder of such Debt, is subordinated to the prior payment in full of the Loans hereunder (including interest accruing after the date of commencement of any proceeding under any bankruptcy, insolvency, or similar law in which such Person is a debtor).

                  "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which securities or other ownership interest having an ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise provided, references to a "Subsidiary" or "Subsidiaries" shall mean a Subsidiary or Subsidiaries of the Borrower.

                  "Termination Date" means the date 364 days following the Closing Date, or if extended with the written consent of each of the Lenders, such later date not more than 364 days following the then applicable Termination Date.

                  "Three Year Credit Agreement" means that Three Year Credit Agreement dated as of the date hereof, as amended and modified, among the Borrower, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent.

                  "Wholly-Owned Subsidiary" means as to any Person, any Subsidiary all of the voting stock or other similar voting interests are owned directly or indirectly by such Person. Unless otherwise provided, references to "Wholly-Owned Subsidiary" shall mean Wholly-Owned Subsidiaries of the Borrower.

         1.2      Computation of Time Periods.

                  For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      Accounting Terms.

                  Except as otherwise  expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. Financial statements, certificates and reports delivered hereunder shall be accompanied by a description of any changes in application of accounting principles and an estimation of the effects thereof. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the annual audited financial statements referenced in Section 6.1(i) hereof); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.


                                   SECTION 2
                               CREDIT FACILITIES

         2.1      Revolving Loans.

         (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower from time to time in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Loans outstanding at any time shall not exceed the Aggregate Revolving Committed Amount, and (ii) with regard to each Lender individually, such Lender's Revolving Commitment Percentage of Loans outstanding at any time shall not exceed such Lender's Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)      Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Eurodollar Loan with an Interest Period of one month. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this
         Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000, in the case of Eurodollar Loans, or $1,000,000 (or the remaining Revolving Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of $1,000,000 in excess thereof.

                  (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in
         Section 3.14(a), or in such other manner as the Administrative Agent may specify in writing, by 2:30 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

         (d)      Interest.  Subject to the provisions of Section 3.1,

                  (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage;

                  (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (e) Revolving Notes. The Revolving Loans shall be evidenced by a duly executed Revolving Note in favor of each Lender.

         (f) Maximum Number of Eurodollar Loans. The Borrower will be limited to a maximum number of ten (10) Eurodollar Loans outstanding at any time. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.


                                   SECTION 3
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1      Default Rate.

                  Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

         3.2      Extension and Conversion.

                  Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion,
(iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii) , and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) through (e) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3      Prepayments.

                  (a) Voluntary Prepayments. Revolving Loans may be repaid in whole or in part without premium or penalty; provided that (i) Eurodollar Loans may be prepaid only upon three (3) Business Days' prior written notice to the Administrative Agent and must be accompanied by payment of any amounts owing under Section 3.11, and (ii) partial prepayments shall be minimum principal amounts of $5,000,000, in the case of Eurodollar Loans, and $1,000,000, in the case of Base Rate Loans, and in integral multiples of $1,000,000 in excess thereof.

                  (b) Mandatory Prepayments. If at any time, the aggregate principal amount of Loans shall exceed the Aggregate Revolving Committed Amount, the Borrower shall immediately make payment on the Loans in an amount sufficient to eliminate the excess.

                  (c) Application. Unless otherwise specified by the Borrower, prepayments made hereunder shall be applied first to Revolving Loans which are Base Rate Loans, then to Revolving Loans which are Eurodollar Loans in direct order of Interest Period maturities. Amounts prepaid hereunder may be reborrowed in accordance with the provisions hereof.

         3.4      Termination and Reduction of Commitments

                  (a) Voluntary Reductions. The Revolving Commitments may be terminated or permanently reduced in whole or in part by the Borrower upon three
(3) Business Days' prior written notice to the Administrative Agent, provided that (i) after giving effect to any voluntary reduction the aggregate amount of Loans shall not exceed the Aggregate Revolving Committed Amount, as reduced, and
(ii) partial reductions shall be minimum principal amount of $5,000,000, and in integral multiples of $1,000,000 in excess thereof.

                  (b) Mandatory Reduction. The Commitments hereunder shall terminate on the Termination Date.

         3.5      Fees.

                  (a) Facility Fee. In consideration of the Commitments hereunder, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a facility fee (the "Facility Fee") equal to the Applicable Percentage per annum on the average daily Revolving Committed Amount for the applicable period. The Facility Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

                  (b) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual administrative fee and such other fees, if any, referred to in the Administrative Agent's Fee Letter.

         3.6      Capital Adequacy.

                  If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7      Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.8      Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender, upon demand, without duplication, such amounts, if any, as may be reasonably required pursuant to Section 3.11.

         3.9      Requirements of Law.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                           (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

                           (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be reasonably required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10     Taxes.

         (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X)(i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                  (ii) deliver to the Borrower and the Administrative  Agent two
         (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of
         Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.11     Indemnity.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.12     Pro Rata Treatment.

         Except to the extent otherwise provided herein:

         (a) Loans. Each Loan, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Facility Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

         (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder (and further, no Lender shall be required to fulfill any obligation of a Defaulting Lender); provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for a period of two (2) Business Days, and thereafter at the Base Rate, for the period until such Lender makes such amount immediately available to the Administrative Agent. If such Lender does not pay such amounts to the Administrative Agent forthwith upon demand, the Administrative Agent may notify the Borrower and request the Borrower to immediately pay such amount to the Administrative Agent with interest at the Base Rate. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         3.13     Sharing of Payments.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.13 to share in the benefits of any recovery on such secured claim.

         3.14     Payments, Computations, Etc.

         (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Section 11.1 not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds
Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Guaranteed Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                  SECOND, to payment of any fees owed to the Administrative
         Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Loans owing to such Lender;

                  FOURTH, to the payment of all accrued interest and fees on or in respect of the Loans;

                  FIFTH, to the payment of the outstanding principal amount of the Guaranteed Obligations;

                  SIXTH, to all other Loans and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

         3.15     Evidence of Debt.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The  Administrative  Agent shall maintain the Register  pursuant to
Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                   SECTION 4
                                    GUARANTY

         4.1      The Guarantee.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender and to the Administrative Agent as hereinafter provided the prompt payment of the Guaranteed Obligations in full when due (whether at stated
maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.2      Obligations Unconditional.

         The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lenders have been irrevocably paid in full, all
Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         4.3      Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4      Certain Additional Waivers.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

         4.5      Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 4.1.

         4.6      Rights of Contribution.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guarantied Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guarantied Obligations; (ii) "Excess Payment" shall mean, in respect of any Guarantied Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guarantied Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         4.7      Continuing Guarantee.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                                   SECTION 5
                                   CONDITIONS

         5.1      Conditions to Closing.

         This  Credit  Agreement  shall  become   effective,   and  the  initial
Extensions of Credit may be made, upon the satisfaction of the following conditions precedent:

                  (a) Execution of Credit Agreement and Credit Documents. Receipt of (i) multiple counterparts of this Credit Agreement, and (ii) a Revolving Note for each Lender.

                  (b) Financial Information. Receipt of financial information regarding the Borrower and its subsidiaries, as may be requested by, and in each case in form and substance satisfactory to the Administrative Agent and the Lenders.

                  (c) Absence of Legal Proceedings. The absence of any action , suit, investigation or proceeding pending in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a Material Adverse Effect.

                  (d) Legal Opinions. Receipt of multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent and the Required Lenders.

                  (e) Corporate Documents. Receipt of the following (or their equivalent) for each of the Credit Parties:

                           (i) Articles of Incorporation. Copies of the articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation or organization.

                           (ii) Resolutions. Copies of resolutions of the Board of Directors or other governing body approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iii) Bylaws. Copies of the bylaws certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent issued as of a recent date by the appropriate governmental authorities of the respective states of incorporation or organization and of each other state in which the failure to qualify and be in good standing would have a Material Adverse Effect and (B) where available, certificates indicating payment of all corporate franchise taxes issued as of a recent date by the appropriate governmental taxing authorities of such states.

                           (v) Officer's Certificate. An officer's certificate for each of the Credit Parties dated as of the Closing Date substantially in the form of Schedule 5.1(i)(v) with appropriate insertions and attachments.

                  (f) Fees. Receipt of all fees, if any, owing pursuant to the Administrative Agent's Fee Letter and Section 3.5.

                  (g)  Subsection 5.2 Conditions.  The conditions specified in
Section 5.2 shall be satisfied.

                  (h) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agent and the Required Lenders.

         5.2      Conditions to All Extensions of Credit.

         The obligation of each Lender to make any Extension of Credit hereunder (including the initial Extension of Credit to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (c) No Material Adverse Effect. No circumstances, events or conditions shall have occurred since the date of the audited financial statements referenced in Section 6.1 which would have a Material Adverse Effect.

                  (d) Additional Conditions to Revolving Loans. If a Revolving Loan is made pursuant to Section 2.1, all conditions set forth therein shall have been satisfied.

         Each  request  for  Extension  of  Credit  (including   extensions  and
conversions) and each acceptance by the Borrower of an Extension of Credit (including extensions and conversions) shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b), (c) and (d) of this subsection have been satisfied.

                                   SECTION 6
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and to make Extensions of Credit herein provided for, each of the members of the Consolidated Group parties hereto (in the case of the Borrower, for itself and for each of the other members of the Consolidated Group; and in the case of each of the other Credit Parties, for itself) hereby represents and warrants to the Administrative Agent and to each Lender that:

         6.1      Financial Condition.

         As to the Borrower, each of the financial statements described below (copies of which have heretofore been provided to the Administrative Agent for distribution to the Lenders), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim Borrower-prepared statements to normal year-end adjustments:

                  (i) an audited consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of December 31, 1996, together with related statements of operations, cash flows and shareholders' equity certified by Ernst & Young LLP, independent auditors; and

                  (ii) a Borrower-prepared consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of March 31, 1997, together with related consolidated statements of operations and cash flows.

         6.2      No Material Adverse Changes.

         Since  the  date of the  audited  financial  statements  referenced  in
Section 6.1(i), there has been no circumstance, development or event relating to or affecting the members of the Consolidated Group which has had or would be reasonably expected to have a Material Adverse Effect.

         6.3      Organization; Existence; Compliance with Law.

         Except as disclosed on Schedule 6.3, each of the members of the Consolidated Group (a) is duly organized, validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, except in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         The Borrower is a "real estate investment trust" within the meaning provided under the Code.

         6.4      Power; Authorization; Enforceable Obligations.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of extensions of credit or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit parties. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      No Legal Bar.

         The execution, delivery and performance of the Credit Documents, the borrowings hereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

         6.6      No Material Litigation.

         No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against, any members of the Consolidated Group or against any of their respective properties or revenues which (a) relate to the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         6.7      No Default.

         No Default or Event of Default has occurred and is continuing.

         6.8      Ownership of Property; Liens.

         Each of members of the Consolidated Group has good title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for liens permitted under
Section 8.2.

         6.9      Taxes.

         Each of the members of the Consolidated Group has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid or received extensions regarding (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

         6.10     ERISA.

         Except as would not  reasonably be expected to have a Material  Adverse
Effect:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

         (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         (e) No member of the Consolidated Group nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         6.11     Governmental Regulations, Etc.

         (a) No part of the proceeds of Extensions of Credit hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation
U. No indebtedness being reduced or retired out of the proceeds of Extensions of Credit hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

         (b) None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (c) Each of the members of the Consolidated Group has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

         (d) None of the members of the Consolidated Group is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

         (e) Each of the members of the Consolidated Group is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         6.12     Subsidiaries.

         Set forth on Schedule 6.12 are all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

         6.13     Purpose of Extensions of Credit.

         The Extensions of Credit will be used to refinance existing Funded Debt, and to finance working capital and other corporate purposes.

         6.14     Environmental Matters.

         Except as would not  reasonably be expected to have a Material  Adverse
Effect:

         (a) Each of the facilities and properties owned, leased or operated by the members of the Consolidated Group (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to material liability under any applicable Environmental Laws.

         (b) To the respective Credit Party's knowledge, none of the Properties contains any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) None of the members of the Consolidated Group has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf any members of the Consolidated Group during their ownership of the Properties in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Properties or the Businesses.

         (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.


                                   SECTION 7
                             AFFIRMATIVE COVENANTS

         Each of the Credit Parties (in the case of the Borrower, for itself and each of the other members of the Consolidated Group, and in the case of each of the other Credit Parties, for itself) covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or in connection herewith have been paid in full:

         7.1      Financial Statements.

         The  Borrower  shall  furnish,  or  cause  to  be  furnished,   to  the
Administrative Agent for distribution to the Lenders:

                  (a) Audited Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year, an audited consolidated balance sheet of the Borrower and its subsidiaries as of the end of the fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for the year, audited by Ernst & Young LLP, or other firm of independent certified public accountants of nationally recognized standing, setting forth in each case in comparative form the figures for the previous year, reported without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

                  (b) Borrower-Prepared Financial Statements. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters, a Borrower-prepared consolidated balance sheet of the Borrower and its subsidiaries as of the end of the quarter and related Borrower-prepared consolidated statements of operations and cash flows for such quarterly period and for the fiscal year to date, in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end audit adjustments.

All such  financial  statements  shall be complete  and correct in all  material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and shall be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in
Section 1.3.

         7.2      Certificates; Other Information.

         The  Borrower  shall  furnish,  or  cause  to  be  furnished,   to  the
Administrative Agent for distribution to the Lenders:

                  (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (b) Officer's Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, (ii) during such period the members of the Consolidated Group have observed or performed in all material respects the covenants and other agreements hereunder and under the other Credit Documents relating to them, and satisfied in all material respects the conditions, contained in this Credit Agreement to be observed, performed or satisfied by them, and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate. Such certificate shall include the calculations required to indicate compliance with Section 7.9. A form of Officer's Certificate is attached as Schedule 7.2(b).

                  (c) Accountants' Reports. Promptly upon receipt, a copy of any final (as distinguished from a preliminary or discussion draft) "management letter" or other similar report submitted by independent accountants or financial consultants to the members of the Consolidated Group in connection with any annual, interim or special audit.

                  (d) Public Information. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which any member of the Consolidated Group sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which any member of the
         Consolidated Group may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

                  (e) Other Information. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         7.3      Notices.

         Each of the Credit Parties shall give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

                  (a) Defaults. Immediately (and in any event within two (2) Business Days) after any Responsible Officer of any Credit Party knows or has reason to know thereof, the occurrence of any Default or Event of Default.

                  (b) Contractual Obligations. Promptly, the occurrence of any default or event of default under any Contractual Obligation of any member of the Consolidated Group which would reasonably be expected to have a Material Adverse Effect.

                  (c) Legal Proceedings. Promptly, any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding) known to any member of the Consolidated Group, or any material development in respect thereof, affecting any member of the Consolidated Group which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

                  (d) ERISA. Promptly, after any Responsible Officer of the Borrower knows or has reason to know of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the members of the Consolidated Group or any ERISA Affiliate are required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the members of the Consolidated Group shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (e) Other. Promptly, any other development or event which a Responsible Officer of the Borrower determines could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

         7.4      Payment of Obligations.

         Each member of the Consolidated Group shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with prudent business practice (subject, where applicable, to specified grace periods) all material obligations of each member of the Consolidated Group of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, other than (i) obligations with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect, or (ii) obligations, the amount or validity of which are being contested and with respect to which reserves in conformity with GAAP have been provided on the books of the appropriate members of the Consolidated Group.

         7.5      Conduct of Business and Maintenance of Existence.

         Each member of the Consolidated Group shall continue to engage in business of the same general type as now conducted by it on the date hereof and similar or related businesses, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         7.6      Maintenance of Property; Insurance.

         Each member of the Consolidated Group shall keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice (except to any greater extent as may be required by the terms of any of the other Credit Documents); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         7.7      Inspection of Property; Books and Records; Discussions.

         Each member of the Consolidated Group shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent, the Administrative Agent to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Credit Parties may not disclose without violation of a confidentiality obligation binding upon them) at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the members of the Consolidated Group with officers and employees of the members of the Consolidated Group and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Credit Parties.

         7.8      Environmental Laws.

         Each member of the Consolidated Group shall:

                  (a) Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend,  indemnify  and hold  harmless the  Administrative
         Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the members of the Consolidated Group or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.



         7.9      Financial Covenants.

         (a) Consolidated Adjusted Tangible Net Worth. Consolidated Adjusted Tangible Net Worth will not at any time be less than the sum of (i) $950,000,000 plus (ii) 100% of the net proceeds (after customary underwriting discounts and commissions and reasonable offering expenses) from Equity Transactions occurring after March 31, 1997.

         (b) Consolidated Funded Debt Ratio. Consolidated Funded Debt shall not at any time exceed 60% of Consolidated Adjusted Capitalization.

         (c) Consolidated Priority Claims. Consolidated Priority Claims will not at any time exceed 35% of Consolidated Adjusted Capitalization.

         (d) Consolidated Senior Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter, the Consolidated Senior Fixed Charge Coverage Ratio shall be not less than 1.75:1.0.

         (e) Consolidated Total Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, the Consolidated Total Fixed Charge Coverage Ratio shall be not less than 1.4:1.0.

         (f) Consolidated Unencumbered Realty to Consolidated Unsecured Debt Ratio. The ratio of Consolidated Unencumbered Realty to Consolidated Unsecured Debt shall not at any time be less than 1.8:1.0.

         (g) Consolidated Unencumbered Interest Coverage Ratio. As of the end of each fiscal quarter, the Consolidated Unencumbered Interest Coverage Ratio shall be not less than 1.8:1.0.

         7.10     Agency Fees.

         The Borrower shall pay to the Administrative Agent the annual agency fee and comply with the other agreements provided for in the Administrative Agent's Fee Letter.

         7.11     Additional Guaranties and Stock Pledges.

         (a) Domestic Subsidiaries. Where the assets of Domestic Subsidiaries which are not Guarantors hereunder (the "Non-Guarantor Subsidiaries") shall, at any time exceed (i) five percent (5%) of Consolidated Assets in any instance, or
(ii) fifteen percent (15%) of Consolidated Assets collectively as a group (the "Threshold Requirement"), then the Borrower shall promptly notify the Administrative Agent thereof, and cause one or more Non-Guarantor Subsidiaries to become a Guarantor hereunder by way of execution of a Joinder Agreement such that immediately after the joinder of such Subsidiaries as Guarantors hereunder, the remaining Non-Guarantor Subsidiaries shall not exceed the Threshold Requirement. Delivery of any such Joinder Agreement shall be accompanied by supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request.

         (b) Foreign Subsidiaries. At any time any Person becomes a Foreign Subsidiary, the Borrower will promptly notify the Administrative Agent thereof and cause delivery of supporting resolutions, incumbency certificates, corporation formation and organizational documentation and opinions of counsel as the Administrative Agent may reasonably request.

         7.12     Ownership of Subsidiaries.

         Except to the extent otherwise  permitted in Section 8.4(b) and Section
8.7 and to the extent as would not cause a Change of Control and except as set forth on Schedule 6.12, the Borrower shall, directly or indirectly, own at all times 100% of the voting stock of each of its Subsidiaries.

         7.13     Use of Proceeds.

         Extensions  of Credit will be used solely for the purposes  provided in
Section 6.13.


                                   SECTION 8
                               NEGATIVE COVENANTS

         Each of the Credit Parties (in the case of the Borrower, for itself and each of the other members of the Consolidated Group, and in the case of each of the other Credit Parties, for itself) covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or in connection herewith, have been paid in full, no member of the Consolidated Group shall:

         8.1      Limitations on Debt.

         Create, incur, assume or suffer to exist any Debt, except:

                  (a) Debt the existence or incurrence of which would not violate the financial covenants of Section 7.9.

         8.2      Restriction on Liens.

         Create, assume, incur or suffer to exist any Lien on any Property or asset of any kind, real or personal, tangible or intangible, now owned or hereafter acquired by it or assign or subordinate any present or future right to receive assets except:

                  (a) Liens securing Funded Debt the existence or incurrence of which would not violate the financial covenants of Section 7.9;

                  (b) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; provided that (A) with respect to Liens securing state and local taxes, such taxes are not yet payable, (B) with respect to Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and the like, such liens are (1) unfiled and no other action has been taken to enforce the same and (2) the cumulative effect of all such Liens will not have a Material Adverse Effect, or (C) with respect to taxes, assessments or governmental charges or levies or claims or demand secured by such Liens, payment is not at the time required;

                  (c) Liens not securing Debt which are incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, unemployment insurance, social security and other like laws;

                  (d) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereto are being contested in good faith by appropriate proceedings;

                  (e) zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not materially impair the use of any property in the operation or business of the Borrower or such Subsidiary or the value of such property for the purpose of such business; and

                  (f) Liens on property or assets of such Subsidiary to secure obligations of such Subsidiary solely to the Borrower or a Wholly-Owned Subsidiary.

         8.3      Consolidations, Mergers and Sales of Assets.

                  (a) Enter into a transaction of merger or consolidation, except

                           (i) a member of the Consolidated Group may be a party to a transaction of merger or consolidation with another member of the Consolidated Group, provided that (A) if the Borrower is a party thereto, it is the surviving corporation, or (B) if a Guarantor is a party thereto, it shall be the surviving corporation or the surviving corporation shall be a Domestic Subsidiary and shall become a Guarantor hereunder as an Additional Credit Party pursuant to Section 7.11 concurrently therewith, and (C) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto; and

                           (ii) a member of the Consolidated Group (other than the Borrower) may be a party to a transaction of merger or consolidation with any other Person, provided that (A) the provisions of Section 7.11 regarding joinder of certain Subsidiaries as Additional Credit Parties hereunder shall be complied with, (B) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect thereto, and (C) the provisions of subsection (c) of this Section shall be complied with.

                  (b) other than as between Credit Parties, sell, lease, transfer or otherwise dispose of assets, property and/or operations which in the aggregate in any fiscal year shall constitute more than fifteen percent (15%) of Consolidated Total Realty at the end of the immediately preceding fiscal year or contributed more than fifteen percent (15%) Consolidated EBITDA for the immediately preceding fiscal year, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed).

                  (c) Acquire all or any portion of the capital stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed), unless

                           (i) in the case of an acquisition of capital stock or other ownership interest where after giving effect thereto, such Person will not be a Subsidiary, then such acquisition will not cause a violation of Section 8.4;

                           (ii) in the case of an acquisition of capital stock or other ownership interest where after giving effect thereto, such Person will be a Subsidiary, or in the case of an acquisition of assets, property and/or operations then

                                    (A)  the   aggregate   cost   of  all   such
                  acquisitions shall not exceed an amount equal to twenty-five percent (25%) of Consolidated Assets at the end of the immediately preceding fiscal year;

                                    (B) the Board of  Directors  (or  functional
                  equivalent) of the Person which is the subject of the acquisition shall have approved the acquisition; and

                                    (C) no  Default  or Event of  Default  would
                  exist after giving effect thereto on a Pro Forma Basis.

                  (d) In the case of the Borrower, liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer to permit any such liquidation or dissolution).

                  (e) Alter the character of their business in any material respect from that conducted as of the Closing Date and similar or related businesses.

                  (e) The foregoing provisions of this Section shall not apply to leases of property and assets by members of the Consolidated Group to individual tenants in the ordinary course of business.

         8.4      Loans and Investments.

                  (a) Make loans, advances or Investments (including, for purposes hereof, Guaranty Obligations) to or in respect of any other Person, except for (i) Permitted Investments and (ii) other Investments which in the aggregate do not at any time exceed five percent (5%) of Consolidated Assets.

                  (b) Invest in or acquire unimproved real property such that following the investment, Consolidated Unimproved Realty and purchase money mortgages are at any time greater than ten percent (10%) of the Consolidated Total Realty.

         8.5      Transactions with Affiliates.

         Enter into any transaction, directly or indirectly, including without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Affiliate or shareholder of the Borrower, except in the ordinary course of business pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arms-length transaction with a person not an Affiliate or shareholder; provided that the foregoing restrictions shall not apply to extensions of credit by the Borrower to its officers and directors pursuant to the Borrower's Stock Purchase and Loan Plan in an aggregate amount not to exceed at any time 5% of Consolidated Adjusted Tangible Net Worth.

         8.6      Transactions with Other Persons regarding this Agreement.

         Enter into any agreement with any Person whereby any of them would agree to any restriction on the Borrower's right with the Lenders' consent to amend or waive any of the provisions of this Credit Agreement.

         8.7      Limitation on Certain Restrictions on Subsidiaries.

         Other than as presently exist in respect of REMICs and other special Subsidiaries listed on Schedule 8.7, create or otherwise cause or suffer to exist or become effective, directly or indirectly, any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any member of the Consolidated Group, (ii) make loans or advances to any member of the Consolidated Group, or (iii) transfer any of its properties or assets to any member of the Consolidated Group, except for encumbrances or restrictions existing under or by reason of (A) applicable law or (B) this Credit Agreement unless, after giving effect thereto on a Pro Forma Basis, the aggregate amount of Consolidated EBITDA attributable to all such REMICs and other special Subsidiaries shall be less than 25% of Consolidated EBITDA.

                                   SECTION 9
                               EVENTS OF DEFAULT

         9.1      Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

        (a)       Payment.  Any Credit Party shall

                  (i) default in the payment when due of any principal of any of the Loans, or

                  (ii) default, and such defaults shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

         (c)      Covenants.

                  (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 7.3(a), 7.9, 7.11, 7.13 or
        8.1 through 8.7 (except in the case of negative covenants contained in Sections 8.1 through 8.7, those Defaults which may occur or arise other than on account of or by affirmative or intentional act of the Borrower or event or condition which the Borrower shall with knowledge permit to exist, all of which shall be subject to the provisions of clause (ii) hereof), inclusive, or

                  (ii) Default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections
        (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Responsible Officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent or such longer period not to exceed an additional 30 days provided that the Borrower is diligently pursuing remedy of such default; or

         (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any material term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders any material part of the rights, powers and privileges purported to be created thereby; or

         (e) Guaranties. The guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

         (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

        (g)       Defaults under Other Agreements.

                  (i) Any member of the Consolidated Group shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Group, taken as a whole; or

                  (ii) With respect to any Debt (other than Debt outstanding under this Credit Agreement) in excess of $25,000,000 in the aggregate for the Consolidated Group taken as a whole, (A) (1) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Debt, or (2) the occurrence and continuance of a default in the observance or performance relating to such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Debt (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Debt to become due prior to its stated maturity; or (B) any such Debt shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (iii) The occurrence of an Event of Default under the Three Year Credit Agreement; or

         (h) Judgments. Any member of the Consolidated Group shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $5,000,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

         (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect shall occur: (1) any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

         (j) Ownership. There shall occur a Change of Control.

         9.2      Acceleration; Remedies.

         Upon the occurrence of an Event of Default, and at any time thereafter, the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

         (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

         (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Credit Parties.

         (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent or the Lenders, all of which are hereby waived by the Credit Parties.

                                   SECTION 10
                               AGENCY PROVISIONS

         10.1     Appointment.

         Each  Lender  hereby  designates  and  appoints  NationsBank,  N.A.  as administrative agent (in such capacity, the "Administrative Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lenders further directs and authorizes the Administrative Agent to execute releases (or similar agreements) to give effect to the provisions of this Credit Agreement and the other Credit Documents. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

         10.2     Delegation of Duties.

         The Administrative Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     Exculpatory Provisions.

         The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Credit Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

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

         10.4     Reliance on Communications.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owners of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 11.3(b) hereof. The
Administrative Agent and the Borrower shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6     Non-Reliance on Administrative Agent and Other Lenders.

         Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates.

         10.7     Indemnification.

         The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.8     Administrative Agent in its Individual Capacity.

         The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         10.9     Successor Administrative Agent.

         The Administrative Agent may, at any time, resign upon 20 days' written notice to the Lenders and the Borrower, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to the Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.


                                   SECTION 11
                                 MISCELLANEOUS

         11.1     Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Borrower or the Guarantors:

                  United Dominion Realty Trust, Inc.
                  10 South Sixth Street
                  Richmond, Virginia  23219-3802
                  Attn:  Chief Financial Officer
                  Telephone:  (804) 344-1691
                  Telecopy:  (804) 780-0431

                  with a copy to:

                  United Dominion Realty Trust, Inc.
                  10 South Sixth Street
                  Richmond, Virginia  23219-3802
                  Attn:  General Counsel
                  Telephone:  (804) 344-1685
                  Telecopy:  (804) 788-4607

                  if to the Administrative Agent:

                  NationsBank, N.A.
                  101 N. Tryon Street
                  Independence Center, 15th Floor
                  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attn:  Agency Services
                  Telephone:  (704) 386-9046
                  Telecopy:   (704) 386-9923

                  with a copy to:

                  NationsBank, N.A.
                  Mid-Atlantic Corporate Finance
                  1111 E. Main Street
                  4th Floor Pavilion
                  Richmond, Virginia  23277-0001
                  Attn:  Senior Bank Debt
                  Telephone:  (804) 788-2244
                  Telecopy:   (804) 788-3669

         11.2     Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder. It is specifically acknowledged and agreed that no right of set-off shall be exercised against accounts identified as holding tenant deposit accounts.

         11.3     Benefit of Agreement.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this
         Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent Borrower and/or to any Affiliate or Subsidiary of such Lender.

                  (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 11.3(b), to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower; provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the
         Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the
         original  Note  (but  with  notation   thereon  that  it  is  given  in
         substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.




                  (c) Maintenance of Register. The Administrative Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder,
         (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, or (C) except as expressly provided in the Credit Documents, release any Guarantor from its guaranty obligations hereunder, and (iii) sub-participations by the participant (except to an affiliate, parent Borrower or affiliate of a parent Borrower of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

         11.4     No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     Payment of Expenses, etc.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and Administrative Agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6     Amendments, Waivers and Consents.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

         (a) without the consent of each Lender affected thereby, no such amendment may:

                     (i) extend the final maturity of any Loan, or extend or waive any principal amortization payment of any Loan, or any portion thereof,

                     (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                     (iii)   reduce or waive the principal amount of any Loan,

                     (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default (other than an Event of Default of the type described in Section 9.1(f) hereof) or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                     (v) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.3, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                     (vi)    amend, modify or waive any provision of this
                  Section 11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10,  3.11, 3.12,
                  3.13, 3.14, 9.1(a), 11.2, 11.3, 11.5 or 11.9,

                     (vii) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

                     (viii) consent to the assignment or transfer by the Borrower (or another Credit Party) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

                  (b) without the consent of the Administrative Agent, no provision of Section 10 may be amended.

                  Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and
         (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8     Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     Survival.

         All indemnities set forth herein,  including,  without  limitation,  in
Section 3.9, 3.11, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

         11.10    Governing Law; Submission to Jurisdiction; Venue.

         (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the Commonwealth of Virginia in the City of Richmond, or of the United States for the Eastern District of Virginia, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing.
Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.11    Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.12    Entirety.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.13    Binding Effect; Termination.

         (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

         (b) The term of this Credit Agreement shall be until no Loans, or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

         11.14    Source of Funds.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance Borrower's general account, such insurance Borrower has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.15    Conflict.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           UNITED DOMINION REALTY TRUST, INC.,
                                    a Virginia corporation

                                    By:_________________________
                                    Name:
                                    Title:


GUARANTORS:                         UNITED DOMINION REALTY, L.P.,
                                    a Virginia limited partnership

                                    By:_________________________
                                    Name:
                                    Title:


                                    UDRT OF NORTH CAROLINA, L.L.C.,
                                    a North Carolina limited liability company

                                    By:_________________________
                                    Name:
                                    Title:


                                    UDRT OF ALABAMA, INC.,
                                    an Alabama corporation

                                    By:_________________________
                                    Name:
                                    Title:


                                    UDR SOUTH CAROLINA TRUST,
                                    a Maryland real estate investment trust

                                    By:_________________________
                                    Name:
                                    Title:

                                    UDR WESTERN RESIDENTIAL, INC.,
                                    a Virginia corporation

                                    By:_________________________
                                    Name:
                                    Title:


                                    SOUTH WEST REIT HOLDING, INC.,
                                    a Texas corporation

                                    By:_________________________
                                    Name:
                                    Title:

LENDERS:                   NATIONSBANK, N.A.,
                           individually in its capacity as a
                           Lender and in its capacity as Administrative Agent

                           By:___________________________________
                           Name:
                           Title:


                           FIRST UNION NATIONAL BANK

                           By:____________________________________
                           Name:
                           Title:


                          GUARANTY FEDERAL BANK

                          By:____________________________________
                          Name:
                          Title:


                          CRESTAR BANK

                          By:____________________________________
                          Name:
                          Title:


                          SIGNET BANK

                          By:____________________________________
                          Name:
                          Title:

                                    COMERICA BANK

                                    By:____________________________________
                                    Name:
                                    Title:


                                    DG BANK DEUTSCHE GENOSSENSCHAFTSBANK

                                    By:____________________________________
                                    Name:
                                    Title:

                                    By:____________________________________
                                    Name:
                                    Title:


                                    BANK HAPOALIM B.M.

                                    By:____________________________________
                                    Name:
                                    Title:

                                    By:____________________________________
                                    Name:
                                    Title:


                                    THE SUMITOMO BANK, LTD.

                                    By:____________________________________
                                    Name:
                                    Title:

                                Schedule 2.1(a)
                      Schedule of Lenders and Commitments



                                                        Revolving Commitment
            Lender         Revolving Commitment              Percentage

NationsBank, N.A.                $      10,000,000.00        20.000000%
First Union National Bank        $       9,500,000.00        19.000000%
Guaranty Federal                 $       9,000,000.00        18.000000%
Crestar Bank                     $       4,250,000.00         8.500000%
Signet Bank                      $       4,250,000.00         8.500000%
Comerica Bank                    $       4,000,000.00         8.000000%
DG Bank                          $       4,000,000.00         8.000000%
Bank Hapoalim                    $       3,000,000.00         6.000000%
Sumitomo Bank                    $       2,000,000.00         4.000000%
                                ---------------------         ---------

                                 $      50,000,000.00        100.000000%

                               Schedule 2.1(b)(i)

                          FORM OF NOTICE OF BORROWING

NationsBank, N.A.,
  as Administrative Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

         Re: 364-Day Credit Agreement dated as of August 4, 1997 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, being the Borrower under the above-referenced Credit Agreement hereby gives notice pursuant to Section 2.1(b) of the Credit Agreement of a request for a Revolving as follows

         ________ Revolving Loan

(A)      Date of Borrowing
         (which is a Business Day)          _______________________

(B)      Principal Amount of
         Borrowing                          _______________________

(C)      Interest rate basis                _______________________

(D)      Interest Period and the
         last day thereof                   _______________________

In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

                  (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

                  (c) As to any Credit Party, no involuntary action has been commenced under applicable bankruptcy, insolvency or other similar law in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) as to any Credit Party or as to any substantial part of the property of any Credit Party or for the winding up or liquidation of its affairs, and remains undismissed, undischarged or unbonded.

                  (d) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Credit Agreement which would have a Material Adverse Effect.

                  (e) All conditions set forth in Section 2.1 as to the making of Revolving Loans have been satisfied.



                                             Very truly yours,

                                             UNITED DOMINION REALTY TRUST, INC.

                                             By:_______________________________
                                             Name:
                                             Title:

                                Schedule 2.1(e)

                             FORM OF REVOLVING NOTE

                                                                 August 4, 1997

         FOR VALUE RECEIVED, the undersigned Borrower, hereby promises to pay to the order of ________________________, and its successors and assigns, on or before the Termination Date to the office of the Administrative Agent in immediately available funds as provided in the Credit Agreement, the principal amount of such Lender's Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by such Lender to the undersigned Borrower, together with interest thereon at the rates and as provided in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the 364-Day Credit Agreement dated as of August 4, 1997 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust, Inc., a Virginia corporation, United Dominion Realty, L.P., a Virginia limited partnership, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

         The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; provided that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

         Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, become immediately due and payable as provided in the Credit Agreement without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned Borrower. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

         This Note and the Loans and amounts evidenced hereby may be transferred only as provided in the Credit Agreement.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.

                                            UNITED DOMINION REALTY TRUST, INC.,
                                            a Virginia corporation

                                            By_________________________________
                                            Name:
                                            Title:

                                  Schedule 3.2

                     Form of Notice of Extension/Conversion

NationsBank, N.A.,
  as Administrative Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

         Re: 364-Day Credit Agreement dated as of August 4, 1997 (as amended and modified, the "Credit Agreement") among United Dominion Realty Trust, Inc., the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

         The undersigned, UNITED DOMINION REALTY TRUST, INC. (the "Borrower"), refers to the 364-Day Credit Agreement dated as of August 4, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders and NationsBank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)      Date of Extension or Conversion
         (which is the last day of the
         the applicable Interest Period)     _______________________

(B)      Principal Amount of
         Extension or Conversion             _______________________

(C)      Interest rate basis                 _______________________

(D)      Interest Period and the
         last day thereof                    _______________________

         In accordance with the requirements of Section 5.2 of the Credit Agreement, the undersigned Borrower hereby certifies that:

                  (a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date of this request, and will be true and correct after giving effect to the requested Extension of Credit (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default exists, or will exist after giving effect to the requested Extension of Credit.

                  (c) As to any Credit Party, no involuntary action has been commenced under applicable bankruptcy, insolvency or other similar law in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) as to any Credit Party or as to any substantial part of the property of any Credit Party or for the winding up or liquidation of its affairs, and remains undismissed, undischarged or unbonded.

                  (d) No circumstances, events or conditions have occurred since the date of the audited financial statements referenced in Section 6.1 of the Credit Agreement which would have a Material Adverse Effect.

                                             Very truly yours,

                                             UNITED DOMINION REALTY TRUST, INC.

                                             By:_______________________________
                                             Name:
                                             Title:

                               Schedule 5.1(e)(v)

                             Officer's Certificate

         Pursuant to Section 5.1(i)(v) of the 364-Day Credit Agreement (the "Credit Agreement"), dated as of August 4, 1997, among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent, the undersigned ____________________ Secretary of _________________________ (the "Corporation")
hereby certifies as follows:

         1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the Board of Directors of the Corporation on __________________, 1996. The attached resolutions have not been rescinded or modified and remain in full force and effect. The attached resolutions are the only corporate proceedings of the Corporation now in force relating to or affecting the matters referenced to therein.

         2. Attached hereto as Annex II is a true and complete copy of the By-laws of the Corporation as in effect on the date hereof.

         3. Attached hereto as Annex III is a true and complete copy of the Certificate of Incorporation of the Corporation and all amendments thereto as in effect on the date hereof.

         4. The following persons are now duly elected and qualified officers of the Corporation, holding the offices indicated, and the signature appearing opposite his name below is his true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Corporation the Credit Agreement, the Notes to be issued pursuant thereto and the other Credit Documents and to act as a Responsible Officer on behalf of the Corporation under the Credit Agreement:

Name                        Office                            Signature

                                                      _______________________

         IN WITNESS WHEREOF, the undersigned has hereunto set his/her name and affixed the corporate seal of the Corporation.

                                             ________________________________,
                                             Secretary

                                                     (CORPORATE SEAL)

Date:    __________________, 1996

         I,         ___________________,          ___________________         of
________________________,  hereby  certify  that  ______________________,  whose genuine signature appears above, is, and has been at all times since ________________________, a duly elected, qualified and acting _________________
of ________________________.



                                         ___________________________________ of

                                         ___________________________________

                                          _________________________, 1996

                                  Schedule 6.3

   Qualifications Concerning Organization, Existence and Compliance with Law

                                 Schedule 6.12

                                  Subsidiaries

                                Schedule 7.2(b)

                    Form of Officer's Compliance Certificate

         This  Certificate  is delivered in  accordance  with the  provisions of
Section 7.2(b) of that 364-Day Credit Agreement dated as of August 4, 1997 (as amended, modified and supplemented, the "Credit Agreement") among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, the Guarantors and Lenders identified therein, and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined herein shall have the same meanings provided in the Credit Agreement.

         The undersigned, being a Responsible Officer of UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, hereby certifies, in my official capacity and not in my individual capacity, that to the best of my knowledge and belief:

                  (a)  the   financial   statements  of  the  Borrower  of  this
               Certificate fairly present the financial condition of the parties covered by such financial statements in all material respects;

                  (b) during the period the  Credit  Parties  have  observed  or performed all of their covenants and other agreements in all material respects, and satisfied in all material respects every material condition, contained in this Credit Agreement to be observed, performed or satisfied by them; and

                  (c) the undersigned has no actual  knowledge of any Default or
               Event of Default.

Detailed calculations demonstrating compliance with the financial covenants set out in Section 7.9 of the Credit Agreement are attached to this Certificate.

                  This the ___________ day of ___________________, 199___.

                                        UNITED DOMINION REALTY TRUST, INC.

                                        By:___________________________
                                        Name:
                                        Title:

                      Attachment to Officer's Certificate

                       Computation of Financial Covenants

                                 Schedule 7.11

                           Form of Joinder Agreement

         THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 19__, is by and between _____________________, a ___________________ (the
"Applicant Guarantor"), and NATIONSBANK, N.A., in its capacity as Administrative Agent under that certain 364-Day Credit Agreement dated as of August 4, 1997 (as amended and modified, the "Credit Agreement") by and among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Applicant Guarantor has indicated its desire to become a Guarantor or is required by the terms of Section 7.11 of the Credit Agreement to become, a Guarantor under the Credit Agreement.

         Accordingly, the Applicant Guarantor hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

         1. The Applicant Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Guarantor will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Applicant Guarantor agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including without limitation (i) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (ii) all of the undertakings and waivers set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Applicant Guarantor hereby (A) jointly and severally together with the other Guarantors, guarantees to each Lender, the Administrative Agent and the Issuing Lender as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. and (B) agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Applicant Guarantor will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         2. The Applicant Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto. The information on the Schedules to the Credit Agreement is amended to provide the information shown on the attached Schedule A.

         3. The Applicant Guarantor hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the Applicant Guarantor under Section 4 of the Credit Agreement upon the execution of this Joinder Agreement by the Applicant Guarantor.

         4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the Applicant Guarantor has caused this Joinder Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                     APPLICANT GUARANTOR


                                     By:_______________________
                                     Name:
                                     Title:

                                     Address for Notices:

                                     Attn:  ___________________
                                     Telephone:
                                     Telecopy:

                                     Acknowledged and accepted:

                                     NATIONSBANK, N.A., as Administrative Agent

                                     By:_______________________
                                     Name:
                                     Title:

                                   Schedule A
                                       to
                               Joinder Agreement


                                          Address for
      Applicant Guarantor                   Notices

                                  Schedule 8.6

                              Existing Investments

                                  Schedule 8.7

                     REMICs and Other Special Subsidiaries

                                  Schedule 11.1

                         Schedule of Lenders' Addresses

NationsBank, N.A.                           NationsBank, N.A.
                                            Mid-Atlantic Corporate Finance
                                            1111 E. Main Street
                                            Richmond, Virginia  23277-0001
                                            Attn:  William K. Burton
                                            Telephone:  (804) 788-3637
                                            Facsimile:  (804) 788-3669

Signet Bank                                 Signet Bank
                                            7799 Leesburg Pike
                                            Falls Church, Virginia  22043
                                            Attn:  Eric Lawrence
                                            Telephone:  (703) 714-5144
                                            Facsimile:  (703) 506-0284

Crestar Bank                                Crestar Bank
                                            919 E. Main Street
                                            8th Floor
                                            Richmond, Virginia  23219
                                            Attn:  Richard Dickinson
                                            Telephone:  (804) 782-5956
                                            Facsimile:  (804) 782-7986

First Union National Bank                   First Union National Bank
                                            301 South College Street, DC-6
                                            6th Floor
                                            Charlotte, North Carolina  28288
                                            Attn:  John Schissel
                                            Telephone:  (704) 383-1967
                                            Facsimile:  (704) 383-6205

Sumitomo Bank, Ltd.                         Sumitomo Bank, Ltd.
                                            277 Park Avenue
                                            6th Floor
                                            New York, New York  10172
                                            Attn:  Honami Matsugasaki
                                            Telephone:  (212) 224-4176
                                            Facsimile:  (212) 224-4504

DG Bank                                     DG Bank
                                            609 Fifth Avenue
                                            New York, New York  10017-1021
                                            Attn:  Linda J. O'Connell
                                            Telephone:  (212) 745-1586
                                            Facsimile:  (212) 745-1556

Bank Hapoalim B.M.                          Bank Hapoalim B.M.
                                            1515 Market Street
                                            2nd Floor
                                            Philadelphia, Pennsylvania  19102
                                            Attn:  Ellen Frank
                                            Telephone:  (215) 665-2251
                                            Facsimile:  (215) 665-2217

Guaranty Federal Bank                       Guaranty Federal Bank
                                            8333 Douglas Avenue
                                            Dallas, Texas  75225
                                            Attn:  Roger C. Davis
                                            Telephone:  (214) 260-2849
                                            Facsimile:  (214) 360-1678

Comerica Bank                               Comerica Bank
                                            500 Woodward Street
                                            7th Floor
                                            Detroit, Michigan  48226
                                            Attn:  Dave Campbell
                                            Telephone:  (313) 222-9306
                                            Facsimile:  (313) 222-9295

                                Schedule 11.3(b)

                       Form of Assignment and Acceptance

         THIS ASSIGNMENT AND ACCEPTANCE dated as of _________________________, 1996 is entered into between THE LENDER IDENTIFIED ON THE SIGNATURE PAGES AS THE "ASSIGNOR" (the "Assignor") and THE PARTIES IDENTIFIED ON THE SIGNATURE PAGES AS "ASSIGNEES" ("Assignee").

         Reference is made to that 364-Day Credit Agreement dated as of August 4, 1997 (as amended and modified, the "Credit Agreement") among UNITED DOMINION REALTY TRUST, INC., a Virginia corporation (the "Borrower"), the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignees, and the Assignees hereby purchase and assume, without recourse, from the Assignor, effective as of the Effective Date shown below, those rights and interests of the Assignor under the Credit Agreement identified below (the "Assigned Interests"), including the Loans and Commitments relating thereto, together with unpaid interest and fees relating thereto accruing from the Effective Date. The Assignor represents and warrants that it owns the interests assigned hereby free and clear of liens, encumbrances or other claims. Each of the Assignees represents that it is an Eligible Assignee within the meaning of the term in the Credit Agreement. The Assignor and each of the Assignees hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.3 of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) each Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than the rights of indemnification referenced in Section 11.9 of the Credit Agreement).

         2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         3.       Terms of Assignment

         (a)      Date of Assignment:                ___________________, 199__
         (b)      Legal Name of Assignor:            SEE SIGNATURE PAGE
         (c)      Legal Name of Assignee:            SEE SIGNATURE PAGE
         (d)      Effective Date of Assignment:      ___________________, 199__

See Schedule I attached for a description of the Loans and Commitments (and the percentage interests therein and relating thereto) which are the subject of this Assignment and Acceptance.

         4. The fee payable to the Paying Agent in connection with this Assignment is enclosed.

         IN WITNESS WHEREOF, the parties hereto have caused the execution of this instrument by their duly authorized officers as of the date first above written.

         ASSIGNOR:                                   ASSIGNEE:


         By____________________________    By____________________________
         Name:                             Name:
         Title:                            Title:

         ACKNOWLEDGMENT AND CONSENT

         NATIONSBANK, N.A.                  United Dominion Realty Trust, Inc.
         as Administrative Agent


         By____________________________     By____________________________
         Name:                              Name:
         Title:                             Title:

                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE
                       United Dominion Realty Trust, Inc.

                      REVOLVING LOANS PRIOR TO ASSIGNMENT

                 Revolving              Revolving                Revolving
                 Committed              Commitment                 Loans
                  Amount                Percentage               Outstanding
ASSIGNOR




ASSIGNEES



           ------------------       --------------------       ----------------

            $                                                     $

              REVOLVING LOANS INTERESTS SUBJECT OF THIS ASSIGNMENT

                 Revolving              Revolving                Revolving
                 Committed              Commitment                 Loans
                   Amount               Percentage               Outstanding
ASSIGNOR








          ------------------       --------------------       -----------------
           $                                                  $

                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE
                       United Dominion Realty Trust, Inc.

                        REVOLVING LOANS AFTER ASSIGNMENT


                    Revolving               Revolving               Revolving
                    Committed              Commitment                 Loans
                      Amount                Percentage              Outstanding
ASSIGNOR




ASSIGNEES



                --------------            ----------------       --------------
                $                                                $